PROPOSED BERMUDA REDOMICILIATION June 28, 2023 Exhibit 99.2

DISCLAIMERS 2 Forward-Looking Statements This communication contains certain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and business of Liberty Global and certain plans and objectives of Liberty Global with respect to the Redomiciliation. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are statements of future expectations that are based on current expectations, assumptions and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Although Liberty Global believes that the expectations reflected in such forward-looking statements are reasonable, we cannot give assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the matters set forth under “Forward Looking Statements” in Part I, Item 1 of Liberty Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Other factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements include our ability to obtain the approval of Liberty Global shareholders for the Scheme and the resolutions proposed at related meetings of holders of our Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares, our ability to satisfy the other conditions to the Redomiciliation on the expected timeframe, or at all, our ability to realize the expected benefits from the Redomiciliation and the occurrence of unanticipated difficulties or costs in connection with the Redomiciliation. All of our forward-looking statements should be considered in light of these factors. All of our forward-looking statements speak only as of the date they were made, and we undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise, except as may be required under applicable securities laws and regulations. Accordingly, you should not place undue reliance on any such forward-looking statements. Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Redomiciliation. In connection with the Redomiciliation, on June 9, 2023, Liberty Global filed with the SEC the definitive proxy statement and scheme circular (the “Proxy Statement”) on Schedule 14A. LIBERTY GLOBAL SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMICILATION. Liberty Global shareholders and investors may obtain free copies of the Proxy Statement and other relevant materials (when they become available) and other documents filed by Liberty Global at the SEC’s website at www.sec.gov. Copies of the Proxy Statement (and other relevant materials when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting Liberty Global’s Investor Relations at ir@libertyglobal.com or +1(303) 220-6600. Participants in Solicitation Liberty Global and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed Redomiciliation. Information regarding Liberty Global’s directors and executive officers is available in the Proxy Statement filed with the SEC on June 9, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

OVERVIEW OF THE TRANSACTION Liberty Global plc is seeking to re-domicile to Bermuda to enhance shareholder value 3  Liberty Global plc is holding shareholder meetings on July 13, 2023 with a goal of re-domiciling the parent company from England & Wales to Bermuda – Bermuda has a stable corporate legal system with corporate laws that are very similar to many of the state corporate laws in the US – Benefits are tangible: • Facilitates deals, financings and capital distributions • Maintains robust shareholder rights • Reduces administrative burden and expenses  Transaction is non-dilutive: each shareholder receives the same number and class of shares in the new Bermuda holding company as it owns in Liberty Global plc  The transaction will have no impact on our day-to-day operations  Transaction is tax free, supported by “should” level opinions in UK and US  Company remains subject to SEC rules and regulations, Nasdaq listing requirements and US GAAP accounting

PRINCIPAL BENEFITS OF REDOMICILING 4 Key Benefits Explanation Facilitates Value- Enhancing Transactions  Financings, cross-border M&A and investments, share buybacks, self-tender offers, spin-offs and split-offs are key components of our strategy  These and other transactions are easier to execute as a Bermuda company Reduces Administrative Burden and Expense  Anticipated administrative savings of $8-10 million per year  Annual General Meeting mechanics are more relaxed, allowing for virtual or hybrid meetings earlier in the calendar year  Certain extraneous disclosures no longer required Maintains Robust Rights and Protections for Shareholders  Bermuda has a stable legal system, with a corporate law framework that is very similar to US state corporate law and aligned with expectations of our largely US shareholder base  The Company would remain subject to SEC rules and regulations, Nasdaq listing requirements and US GAAP accounting  Our proposed Bermuda bye-laws provide special protections for certain related-party transactions 1 2 3

REDOMICILIATION FACILITATES VALUE-ENHANCING TRANSACTIONS 5 1 Corporate Action Effects of Redomiciliation Share Buybacks  No stamp tax  No shareholder approval required  No need for use of shareholder-approved investment banks to act as conduits in the market with associated cost and administration (reducing cost and increasing flexibility) Self-Tenders  No shareholder approval required  Time-to-market improved Spin-Offs / Split-Offs  Sufficiency of distributable reserves no longer an issue  Easier to effect multiple spins  Split-offs permitted Mergers  Removes supermajority thresholds  Provides appraisal rights  Preserves shareholder protections in related-party transactions Several corporate actions are made significantly easier by redomiciliation

MERGERS & BUSINESS COMBINATIONS ARE MADE EASIER 6 1 English Law does not permit merger transactions English Law does not provide for mergers. Business combinations at the parent level are usually effected by way of a tender offer (followed by squeeze-out of remaining shareholders) or by a scheme of arrangement  Scheme of arrangement requires approval by a majority in number representing 75% or more in value of the applicable class of shares held by shareholders present and voting  The 75% threshold is a very high supermajority hurdle, making it possible for small groups of dissidents or large shareholders to block transactions that have the support of both our board and the majority of our shareholders Bermuda law permits merger transactions:  Generally, if shareholder approval is required, a merger can be approved without the supermajority threshold, as is the case in the US  If rights of classes are altered by the proposed transaction (and it's been approved by at least 67% of the directors), then a class vote is still required but the threshold is reduced to a majority of votes cast by each class  Our largest shareholders do not hold equally large positions in each class and therefore the majority vote threshold by class still provides strong protections for minorities, as is customary in the US ‒ Special provisions apply for related party transactions ‒ Nasdaq shareholder vote requirements will continue to apply

REDOMICILIATION REDUCES ADMINISTRATIVE BURDEN AND EXPENSE 7 2  The Company would no longer be required to prepare, print and disseminate “True and Fair” statutory accounts under the UK Companies Act, which are not useful to our investors  Annual General Meeting mechanics are made easier; virtual or hybrid meetings are possible and can be held earlier in the calendar year  The Proxy Statement will continue to be prepared based primarily on SEC disclosure requirements that our shareholders are familiar with, but without need for additional sections required by English law  Complex voting arrangements that are the result of interplay between the English legal system and SEC requirements fall away  Expected administrative savings of $8-10 million per year

ADMINISTRATION OF MULTIPLE CLASSES OF STOCK WOULD BE MADE EASIER 8 2  Liberty Global has had multiple classes of stock since inception in 2005, including a high-vote class (Class B) and a non-voting class (Class C)  Liberty Global acquired Virgin Media Inc. in 2013 and became an England & Wales company  Multiple classes of stock are difficult for England & Wales companies to administer because: ‒ Unlike the US, class votes (including of non-voting class) can easily be triggered by any change in class rights ‒ Supermajority approval at 75% of each class applies to significant transactions in the UK, which could enable a small group of dissident shareholders of any class to block transactions otherwise supported by both our board and a majority of our shareholders  Under English law, changing the charter to reduce the number of classes of stock would itself require a 75% vote of each class including the classes that would be affected by the reduction, among other complications  The Company believes that while supermajority voting thresholds have the appearance of increasing the power or “voice” of minority shareholders, in practice it can often mean that one or two large holders with 5-10% of the shares in a class have an outsized ability to block transactions or amendments to the Articles that may be supported by a majority of shareholders  Bermuda redomiciliation would ease the administration of classes: ‒ Reduce instances in which there would be separate class votes similar to US laws ‒ Reduce the supermajority vote threshold from 75% to 66% or a majority of votes cast, depending on the transaction at hand ‒ Make available merger transactions (not available under English law) ‒ We have added specific shareholder protections in the bye-laws for related party business combination transactions

REDOMICILIATION MAINTAINS ROBUST LEGAL AND GOVERNANCE PROTECTIONS 9 3 Principal Benefit Explanation Bermuda Has a Strong, Stable Legal Framework  Bermuda has a stable corporate legal system with more than thirty $1+ billion companies listed in the US that are incorporated in Bermuda  Bermuda corporate laws are very similar to many of the state corporate laws in the US The Company Remains Subject to Nasdaq and SEC Obligations  Company remains subject to SEC rules and regulations, Nasdaq listing requirements and US GAAP accounting  SEC regulations concerning executive compensation continue to apply, e.g., advisory votes on executive compensation, Section 13d, Section 16, etc. There Are Special Protections for Shareholders for Certain Related-Party Business Combinations  Transactions with related parties, defined as “Covered Transactions” in the bye-laws, require special steps that are similar to affiliate “going private” transactions in the US(1) – The Company must form an independent committee of the Board – The transaction must be approved by the independent committee and the Board – The Transaction would be subject to approval (by a majority of votes cast) of Class A, B and C shareholders, each voting separately – The “Controlled Acquiror” (e.g., a director, officer or 25% shareholder) proposing the transaction will not be entitled to vote on the transaction 1) See “Supermajority Shareholder Voting Provisions” on p. 112 of the Proxy Statement and sections 33 and 34 of the Bye-laws

APPENDIX: KEY LEGAL DIFFERENCES & EXPECTED BENEFITS

KEY LEGAL DIFFERENCES AND EXPECTED BENEFITS 11 Issue Liberty Global (England) New Liberty (Bermuda) Benefit Share Buybacks Must be conducted through shareholder-approved contracts with shareholder-approved counterparties; approvals must be renewed every five years (and, practically, every year) UK stamp tax imposed on Liberty Global No similar restrictions No stamp tax Greater flexibility and economic savings in executing share buybacks In 2022, the Company paid approximately $8.5 million in stamp taxes in connection with share buybacks Self-Tender Offers Same restrictions as for other share buybacks Need to rely on specified counterparties for execution increases costs imposed on Liberty Global and complexity and could affect timing No similar restrictions Reduced costs and complexity of executing self-tender offers Dividends, Distributions and Share Buybacks Requirement to have sufficient “distributable reserves” calculated as aggregate earnings over time Potentially limits creation of tracking shares, spin-offs, split-offs and share buybacks No restrictions other than solvency tests Greater flexibility in pursuing spin-offs, split-offs and other value-enhancing transactions and in returning capital to shareholders, as is customary in the US

KEY LEGAL DIFFERENCES AND EXPECTED BENEFITS (CONT’D) 12 Issue Liberty Global (England) New Liberty (Bermuda) Benefit Supermajority Requirements A variety of corporate transactions require the approval of 75% of the votes cast by voting shareholders; may also apply by class Generally, not applicable except in schemes of arrangement; reduced reliance on schemes of arrangement Greater flexibility to change organizational documents and pursue value-enhancing transactions that receive the required shareholder approval under the New Liberty bye-laws Mergers or Business Combinations Mergers are generally not available Business combinations effected pursuant to a scheme of arrangement requiring approval by a majority in number who represent 75% or more in value of the shares held by shareholders present and voting Mergers available No supermajority vote required for mergers under default Bermuda law Greater flexibility to pursue mergers and other business combinations (with supermajority vote contemplated under the provision in the New Liberty Bye-laws for business combinations in certain circumstances)

KEY LEGAL DIFFERENCES AND EXPECTED BENEFITS (CONT’D) 13 Issue Liberty Global (England) New Liberty (Bermuda) Benefit Class Votes, including for Non-Voting Shares Generally, separate class votes apply in the case of variations of class rights, including issuance of new classes of preferred shares or tracking shares, and schemes of arrangement Under English law, when a class vote is triggered, it requires approval by 75% of the votes cast by each class, unless the articles permit approval by a lower majority of each class; our Articles contain the 75% approval threshold Generally, separate class votes apply in the case of variations of class rights, including issuance of new classes of preferred shares or tracking shares, and schemes of arrangement Under Bermuda law, when a class vote is triggered, it requires approval in writing by 75% of each class or by a majority of the votes cast by each class at a class meeting, unless the bye-laws permit approval by a lower majority of each class; under bye-law 13.1 of the New Liberty Bye-laws we are proposing, if a separate class vote is required, the requisite approval threshold would be a majority of the votes cast by each class Greater flexibility to change organizational documents and pursue value-enhancing transactions that receive the required shareholder approval under the New Liberty Bye-laws (which, in the case of a variation of class rights, is a majority of the votes cast by the applicable class) Tracking Shares; Preferred Shares Requires amendment to the Articles with approval by 75% of the votes cast by the voting shareholders, and 75% of each class (unless the Articles are amended to permit approval by a lower majority of each class) Requires amendment to bye-laws and approval by separate class vote by a majority of the votes cast (under the provision in the New Liberty Bye-laws we are proposing to implement) Greater flexibility to create preferred shares and tracking shares consistent with US custom

KEY LEGAL DIFFERENCES AND EXPECTED BENEFITS (CONT’D) 14 Issue Liberty Global (England) New Liberty (Bermuda) Benefit Related Party Transactions Certain transactions or arrangements between an English company and a director (or a person connected with a director) of that company are prohibited under English law unless approved by the shareholders Under Bermuda law, shareholder approval of related party transactions is generally not required unless there is an independent approval requirement under Bermuda law or a company’s bye-laws (e.g., a merger) Greater flexibility to enter into related-party transactions, consistent with US custom, with approval by independent directors Cash Savings Incremental annual cash costs of maintaining incorporation in England such as production of separate IFRS financial statements that are of limited utility to our Shareholders and annual report requirements Lower costs of maintaining Bermuda incorporation Estimated overall annual cash savings from reduced administrative, accounting and legal complexity and from lack of stamp taxes of $8 million to $10 million, depending upon the size of any share buyback programs and in the case of extraordinary transactions, savings could be higher